Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-134830, 333-132536, 333-127039, and 333-113244 on Form S-8 of
our report dated November 13, 2006, relating to the financial statements of Amazon Biotech, Inc., which appear in this Annual Report on Form 10-KSB of Amazon Biotech, Inc. for the year ended July 31, 2006.


/s/ Meyler & Company, LLC

Meyler & Company, LLC
Middletown, New Jersey
November 14, 2006